Exhibit 99.1

JFrog Announces Fourth Quarter and Fiscal 2023 Results

•
Total Fiscal 2023 Revenues of $349.9 million; up 25% Year-over-Year
•
Cloud Revenues up 59% in 4Q23; up 50% in Fiscal 2023
•
Customers with ARR Greater Than $1 million Reached 37 in 4Q23, up 95% Year-over-Year
•
Enterprise+ Subscription Revenues Grew 50% Year-over-Year in 2023

Sunnyvale, Calif., February 14, 2024 – JFrog Ltd. (“JFrog”) (Nasdaq: FROG), the Liquid Software company and creators of the JFrog Software Supply Chain Platform, today announced financial results for its fourth quarter and fiscal year ended December 31, 2023.

“Our 2023 performance showcases JFrog’s solid execution across our strategic pillars; driving growth in the cloud, leveraging complete software supply chain capabilities, and enhancing our security offerings - all supported by our focused transition to enterprise sales while building an efficient business,” stated Shlomi Ben Haim, JFrog CEO and Co-founder. “The market demands a consolidated solution for DevOps and DevSecOps around binary management, and we are excited to see new opportunities for expansion in security in 2024, as well as potential tailwinds within MLOps and MLSecOps, which are supported natively by our platform.”

Fourth Quarter 2023 Financial Highlights

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Revenue for the fourth quarter of 2023 equaled $97.3 million, up 27% year-over-year.
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GAAP Gross Profit was $76.8 million; GAAP Gross Margin was 79.0%.
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Non-GAAP Gross Profit was $82.3 million; Non-GAAP Gross Margin was 84.6%.
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GAAP Operating Loss was ($15.4) million; GAAP Operating Margin was (15.8%).
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Non-GAAP Operating Income was $16.2 million; Non-GAAP Operating Margin was 16.6%.
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GAAP Net Loss Per Share was ($0.11); Non-GAAP Diluted Earnings Per Share was $0.19.
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Operating Cash Flow was $32.6 million; Free Cash Flow of $32.0 million.
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Cash, Cash Equivalents and Investments were $545.0 million as of December 31, 2023.
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Remaining performance obligations were $259.8 million as of December 31, 2023.

Fiscal 2023 Financial Highlights

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Revenue for fiscal 2023 equaled $349.9 million, up 25% year-over-year.
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GAAP Gross Profit was $272.8 million; GAAP Gross Margin was 78.0%.
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Non-GAAP Gross Profit was $293.0 million; Non-GAAP Gross Margin was 83.7%.
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GAAP Operating Loss was ($75.5) million; GAAP Operating Margin was (21.6%).
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Non-GAAP Operating Income was $39.0 million; Non-GAAP Operating Margin was 11.1%.
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GAAP Net Loss Per Share was ($0.59); Non-GAAP Diluted Earnings Per Share was $0.51.
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Operating Cash Flow was $74.2 million; Free Cash Flow of $72.2 million.
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Approximately 7,400 unique customers versus 7,200 in the prior year.

Recent Business & Product Highlights

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Cloud revenue equaled $36.0 million during the fourth quarter of 2023, an increase of 59% year-over-year. Cloud revenue represented 37% of total revenue, compared to 30% in the year-ago period.
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Net Dollar Retention rate for the trailing four quarters was 119%.
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Customers with greater than $100K ARR increased to 886 customers, compared with 736 in the year-ago period.
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Customers with greater than $1 million ARR increased to 37 customers, up from 19 customers in the year-ago period.
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Customers adopting the end-to-end JFrog Platform Enterprise+ subscription represented 49% of total revenue during the fourth quarter of 2023 versus 43% in the year-ago period.
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Announced new integration capabilities with Amazon SageMaker in January 2024, to accelerate secure machine learning development.

First Quarter and Fiscal Year 2024 Outlook

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First Quarter 2024 Outlook:
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Revenue between $98.0 million and $99.0 million
o
Non-GAAP operating income between $12.5 million and $13.5 million
o
Non-GAAP net income per diluted share between $0.13 and $0.15, assuming approximately 113 million weighted average diluted shares outstanding
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Fiscal Year 2024 Outlook:
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Revenue between $424.0 million to $428.0 million
o
Non-GAAP operating income between $56.0 million and $58.0 million
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Non-GAAP net income per diluted share between $0.58 and $0.60, assuming approximately 116 million weighted average diluted shares outstanding

The section titled "Non-GAAP Financial Information" below describes our usage of non-GAAP financial measures. Reconciliations between historical GAAP and non-GAAP information are contained at the end of this press release following the accompanying financial data.

Conference Call Details

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Event: JFrog’s Fourth Quarter and Fiscal 2023 Financial Results Conference Call
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Date: Wednesday, February 14, 2024
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Time: 2:00 p.m. PT (5:00 p.m. ET)

A live webcast of the conference call will be accessible from the investor relations website at https://investors.jfrog.com/events-and-presentations.

About JFrog

JFrog Ltd. (Nasdaq: FROG), is on a mission to create a world of software delivered without friction from developer to device. Driven by a “Liquid Software” vision, the JFrog Software Supply Chain Platform is a single system of record that powers organizations to build, manage, and distribute software quickly and securely, ensuring it is available, traceable, and tamper-proof. The integrated security features also help identify, protect, and remediate against threats and vulnerabilities. JFrog’s hybrid, universal, multi-cloud platform is available as both self-hosted and SaaS services across major cloud service providers. Millions of users and 7K+ customers worldwide, including a majority of the Fortune 100, depend on JFrog solutions to securely embrace digital transformation. Learn more at www.jfrog.com or follow us @JFrog.

Forward-Looking Statements:

This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the U.S. federal securities laws, including but not limited to statements regarding JFrog’s future financial performance, including our outlook for the first quarter and for the full year of 2024 expectations regarding the market and revenue potential for JFrog Artifactory, JFrog Xray, JFrog Distribution, JFrog Connect, JFrog Curation, and JFrog Advanced Security, including the efficacy and benefit of integrating of any of the foregoing with other products and platform, our expectations regarding the mission-critical nature of the “JFrog Software Supply Chain Platform” to our customers’ infrastructure, the growth potential of our cloud business, including hybrid and multi-cloud, our expectations regarding potential for growth in binary management within MLOps/MLSecOps, our ability to provide effective tools and solutions to detect and remediate security vulnerabilities, the ability of our strategic sales team to grow the business across top-tier accounts, our ability to expand usage of our platform in the government and commercial sectors, our ability to successfully integrate acquisitions into our business operations, including the JFrog Platform, and realize anticipated benefits and synergies from such acquisitions, our ability to contribute data to global security standards bodies, and our ability to innovate and meet market demands and the software supply chain needs of our customers. These forward-looking statements are based on JFrog’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause JFrog’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.

There are a significant number of factors that could cause actual results to differ materially from statements made in this press release and our earnings call, including but not limited to: risks associated with managing our rapid growth; our history of losses; our limited operating history; our ability to retain and upgrade existing customers our ability to attract new customers; our ability to effectively develop and expand our sales and marketing capabilities; our ability to integrate and realize anticipated synergies from acquisitions of complementary businesses; risk of a security breach incident or product vulnerability; risk of interruptions or performance problems associated with our products and platform capabilities; our ability to adapt and respond to rapidly changing technology or customer needs; our ability to compete in the markets in which we participate; our ability to successfully integrate technology from acquisitions into our offerings; our ability to provide continuity to our respective customers and realize innovation following our acquisitions; and general market, political, economic, and business conditions. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our filings with the Securities and Exchange Commission, including in our annual report on Form 10-K for the year ended December 31, 2023, our quarterly reports on Form 10-Q, and other filings and reports that we may file from time to time with the Securities and Exchange Commission. Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements.

About Non-GAAP Financial Measures:

JFrog discloses the following non-GAAP financial measures in this release and the earnings call referencing this press release: non-GAAP operating income (loss), non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing, general and administrative), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, non-GAAP net income (loss) per basic share, and free cash flow. JFrog uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate JFrog’s financial performance. JFrog believes they are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. JFrog’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on JFrog’s reported financial results.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, reconciling items that may be incurred in the future such as share-based compensation, the effect of which may be significant.

JFrog defines non-GAAP gross profit, non-GAAP operating expenses (research and development, sales and marketing, general and administrative), non-GAAP gross margin, non-GAAP operating margin, non-GAAP operating income (loss) and non-GAAP net income (loss) as the respective GAAP balances, adjusted for, as applicable: (1) share-based compensation expense; (2) the amortization of acquired intangibles; (3) acquisition-related costs; (4) legal settlement costs and (5) income tax effects. JFrog defines free cash flow as Net cash provided by (used in) operating activities, minus capital expenditures. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing JFrog’s operating performance due to the following factors:

Share-based compensation. JFrog utilizes share-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its shareholders and at long-term retention, rather than to address operational performance for any particular period. As a result, share-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Amortization of acquired intangibles. JFrog views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of acquired intangibles is an expense that is not typically affected by operations during any particular period.

Acquisition-related costs. Acquisition-related costs include expenses related to acquisitions of other companies. JFrog views acquisition-related costs as expenses that are not necessarily reflective of operational performance during a period.

Legal settlement costs. From time to time JFrog incurs charges related to litigation settlements. We exclude these charges and related professional service costs when associated with a significant settlement because they are not reflective of JFrog’s ongoing business and operating results.

Income tax effects. JFrog’s non-GAAP financial results are adjusted for income tax effects related to these non-GAAP adjustments and changes in our assessment regarding the realizability of our deferred tax assets, if any. Excluding income tax effects of non-GAAP adjustments provides a more accurate view of JFrog’s operating results.

Non-GAAP weighted average share count. Diluted GAAP and non-GAAP weighted-average shares are the same, except in periods that there is a GAAP loss and a non-GAAP income. The non-GAAP weighted-average shares used to compute the non-GAAP net income per share - diluted are adjusted to reflect dilution equal to the dilutive impact had there been GAAP income.

Additionally, JFrog’s management believes that the non-GAAP financial measure, free cash flow, is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

Operating Metrics

JFrog’s number of customers with annual recurring revenue (“ARR”) of $100,000 or more is based on the ARR of each customer, as of the last month of the quarter. JFrog’s number of customers with ARR of $1 million or more is based on the ARR of each customer, as of the last month of the quarter. JFrog defines ARR as the annualized revenue run-rate of subscription agreements from all customers as of the last month of the quarter. The ARR includes monthly subscription customers, so long as JFrog generates revenue from these customers. JFrog annualizes its monthly subscriptions by taking the revenue it would contractually expect to receive from such customers in a given month and multiplying it by 12.

JFrog’s net dollar retention rate compares its ARR from the same set of customers across comparable periods. JFrog calculates net dollar retention rate by first identifying customers (the “Base Customers”), which were customers in the last month of a particular quarter (the “Base Quarter”). JFrog then calculates the contracted ARR from these Base Customers in the last month of the same quarter of the subsequent year (the “Comparison Quarter”). This calculation captures upsells, contraction, and attrition since the Base Quarter. JFrog then divides total Comparison Quarter ARR by total Base Quarter ARR for Base Customers. JFrog’s net dollar retention rate in a particular quarter is obtained by averaging the result from that particular quarter with the corresponding results from each of the prior three quarters.

Investor Contact:

Jeff Schreiner

jeffs@jfrog.com

JFROG LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue:
Subscription—self-managed and SaaS	$92,052	$70,954	$330,193	$261,452
License—self-managed	5,208	5,592	19,693	18,588
Total subscription revenue	97,260	76,546	349,886	280,040
Cost of revenue:
Subscription—self-managed and SaaS(1)(2)(3)	20,278	17,062	76,244	61,407
License—self-managed(3)	145	220	799	880
Total cost of revenue—subscription	20,423	17,282	77,043	62,287
Gross profit	76,837	59,264	272,843	217,753
Operating expenses:
Research and development(1)(2)	32,796	33,481	134,584	121,225
Sales and marketing(1)(2)(3)	40,922	36,489	150,675	130,812
General and administrative(1)(2)(4)	18,497	14,146	63,132	55,556
Total operating expenses	92,215	84,116	348,391	307,593
Operating loss	(15,378)	(24,852)	(75,548)	(89,840)
Interest and other income, net	6,411	2,935	21,032	5,094
Loss before income taxes	(8,967)	(21,917)	(54,516)	(84,746)
Income tax expense	2,266	1,238	6,740	5,438
Net loss	$(11,233)	$(23,155)	$(61,256)	$(90,184)
Net loss per share, basic and diluted	$(0.11)	$(0.23)	$(0.59)	$(0.91)
Weighted-average shares used in computing net loss per share, basic and diluted	105,310	100,486	103,318	99,244

(1) Includes share-based compensation expense as follows:
Cost of revenue: subscription—self-managed and SaaS	$2,919	$2,169	$9,784	$6,991
Research and development	9,123	7,396	32,689	24,664
Sales and marketing	8,877	6,658	30,338	22,753
General and administrative	7,332	4,070	22,360	14,253
Total share-based compensation expense	$28,251	$20,293	$95,171	$68,661

(2) Includes acquisition-related costs as follows:
Cost of revenue: subscription–self-managed and SaaS	$4	$6	$20	$25
Research and development	370	2,782	7,301	9,610
Sales and marketing	36	298	125	762
General and administrative	3	71	161	315
Total acquisition-related costs	$413	$3,157	$7,607	$10,712

(3) Includes amortization of acquired intangibles as follows:
Cost of revenue: subscription–self-managed and SaaS	$2,386	$2,385	$9,546	$9,543
Cost of revenue: license—self-managed	145	220	799	880
Sales and marketing	358	375	1,431	1,145
Total amortization of acquired intangible assets	$2,889	$2,980	$11,776	$11,568

(4) Includes legal settlement costs as follows:
General and administrative	$—	$—	$—	$216

JFROG LTD.

CONDENSED Consolidated Balance Sheets

(in thousands; unaudited)

	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$84,765	$45,595
Short-term investments	460,245	397,605
Accounts receivable, net	76,437	62,117
Deferred contract acquisition costs	11,378	8,102
Prepaid expenses and other current assets	12,976	18,603
Total current assets	645,801	532,022
Property and equipment, net	6,663	8,021
Deferred contract acquisition costs, noncurrent	18,032	13,501
Operating lease right-of-use assets	22,427	24,602
Intangible assets, net	25,768	37,544
Goodwill	247,955	247,955
Other assets, noncurrent	5,910	7,576
Total assets	$972,556	$871,221
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$16,970	$14,867
Accrued expenses and other current liabilities	35,815	28,848
Operating lease liabilities	8,272	7,132
Deferred revenue	201,118	158,725
Total current liabilities	262,175	209,572
Deferred revenue, noncurrent	12,987	16,990
Operating lease liabilities, noncurrent	13,954	16,829
Other liabilities, noncurrent	4,317	3,057
Total liabilities	293,433	246,448
Shareholders’ equity:
Share capital	297	283
Additional paid-in capital	968,245	856,438
Accumulated other comprehensive income (loss)	1,013	(2,772)
Accumulated deficit	(290,432)	(229,176)
Total shareholders’ equity	679,123	624,773
Total liabilities and shareholders’ equity	$972,556	$871,221

JFROG LTD.

CONDENSED Consolidated StatementS of Cash Flows

(in thousands; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Cash flows from operating activities:
Net loss	$(11,233)	$(23,155)	$(61,256)	$(90,184)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,791	3,866	15,303	14,655
Share-based compensation expense	28,251	20,293	95,171	68,661
Non-cash operating lease expense	2,163	1,908	8,457	7,357
Net amortization of premium or discount on investments	(1,817)	(660)	(6,405)	2,354
Losses (gains) on foreign exchange	448	(138)	(421)	1,799
Changes in operating assets and liabilities:
Accounts receivable	(15,446)	(12,401)	(14,109)	(11,186)
Prepaid expenses and other assets	1,632	4,181	2,162	9,286
Deferred contract acquisition costs	(3,038)	(1,742)	(7,807)	(7,212)
Accounts payable	1,824	1,974	1,705	4,102
Accrued expenses and other liabilities	5,746	(947)	10,681	2,242
Operating lease liabilities	(1,898)	(1,846)	(7,716)	(9,058)
Deferred revenue	22,170	15,981	38,390	28,609
Net cash provided by operating activities	32,593	7,314	74,155	21,425
Cash flows from investing activities:
Purchases of short-term investments	(89,096)	(105,527)	(392,406)	(411,242)
Maturities and sales of short-term investments	74,065	88,936	340,912	362,711
Purchases of property and equipment	(618)	(891)	(1,982)	(4,328)
Payments related to business combination	—	—	—	(179)
Purchase of intangible asset	—	—	—	(300)
Net cash used in investing activities	(15,649)	(17,482)	(53,476)	(53,338)
Cash flows from financing activities:
Proceeds from exercise of share options	4,552	1,247	9,985	5,922
Proceeds from employee share purchase plan	—	—	6,665	5,176
Proceeds from employee equity transactions, net of payments to tax authorities	2,053	89	1,721	(71)
Net cash provided by financing activities	6,605	1,336	18,371	11,027
Effect of exchange rate changes on cash, cash equivalents and restricted cash	232	246	120	(2,047)
Net increase (decrease) in cash, cash equivalents, and restricted cash	23,781	(8,586)	39,170	(22,933)
Cash, cash equivalents, and restricted cash—beginning of period	60,996	54,193	45,607	68,540
Cash, cash equivalents, and restricted cash—end of period	$84,777	$45,607	$84,777	$45,607
Reconciliation of cash, cash equivalents, and restricted cash within the Condensed Consolidated Balance Sheets to the amounts shown in the Condensed Consolidated Statements of Cash Flows above:
Cash and cash equivalents	$84,765	$45,595	$84,765	$45,595
Restricted cash included in prepaid expenses and other current assets	12	12	12	12
Total cash, cash equivalents, and restricted cash	$84,777	$45,607	$84,777	$45,607

JFROG LTD.

reconciliation of GAAP to non-GAAP results

(in thousands except per share data; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Reconciliation of gross profit and gross margin
GAAP gross profit	$76,837	$59,264	$272,843	$217,753
Plus: Share-based compensation expense	2,919	2,169	9,784	6,991
Plus: Acquisition-related costs	4	6	20	25
Plus: Amortization of acquired intangibles	2,531	2,605	10,345	10,423
Non-GAAP gross profit	$82,291	$64,044	$292,992	$235,192
GAAP gross margin	79.0%	77.4%	78.0%	77.8%
Non-GAAP gross margin	84.6%	83.7%	83.7%	84.0%

Reconciliation of operating expenses
GAAP research and development	$32,796	$33,481	$134,584	$121,225
Less: Share-based compensation expense	(9,123)	(7,396)	(32,689)	(24,664)
Less: Acquisition-related costs	(370)	(2,782)	(7,301)	(9,610)
Non-GAAP research and development	$23,303	$23,303	$94,594	$86,951

GAAP sales and marketing	$40,922	$36,489	$150,675	$130,812
Less: Share-based compensation expense	(8,877)	(6,658)	(30,338)	(22,753)
Less: Acquisition-related costs	(36)	(298)	(125)	(762)
Less: Amortization of acquired intangibles	(358)	(375)	(1,431)	(1,145)
Non-GAAP sales and marketing	$31,651	$29,158	$118,781	$106,152

GAAP general and administrative	$18,497	$14,146	$63,132	$55,556
Less: Share-based compensation expense	(7,332)	(4,070)	(22,360)	(14,253)
Less: Acquisition-related costs	(3)	(71)	(161)	(315)
Less: Legal settlement costs	—	—	—	(216)
Non-GAAP general and administrative	$11,162	$10,005	$40,611	$40,772

Reconciliation of operating income (loss) and operating margin
GAAP operating loss	$(15,378)	$(24,852)	$(75,548)	$(89,840)
Plus: Share-based compensation expense	28,251	20,293	95,171	68,661
Plus: Acquisition-related costs	413	3,157	7,607	10,712
Plus: Amortization of acquired intangibles	2,889	2,980	11,776	11,568
Plus: Legal settlement costs	—	—	—	216
Non-GAAP operating income	$16,175	$1,578	$39,006	$1,317
GAAP operating margin	(15.8)%	(32.5)%	(21.6)%	(32.1)%
Non-GAAP operating margin	16.6%	2.1%	11.1%	0.5%

Reconciliation of net income (loss)
GAAP net loss	$(11,233)	$(23,155)	$(61,256)	$(90,184)
Plus: Share-based compensation expense	28,251	20,293	95,171	68,661
Plus: Acquisition-related costs	413	3,157	7,607	10,712
Plus: Amortization of acquired intangibles	2,889	2,980	11,776	11,568
Plus: Legal settlement costs	—	—	—	216
Less: Income tax effects	1,171	721	2,829	2,741
Non-GAAP net income	$21,491	$3,996	$56,127	$3,714
Net income per share - basic	$0.20	$0.04	$0.54	$0.04
Net income per share - diluted	$0.19	$0.04	$0.51	$0.04
Shares used in non-GAAP net income per share calculations:
GAAP weighted-average shares used to compute net loss per share - basic and diluted	105,310	100,486	103,318	99,244
Add: Dilutive ordinary share equivalents	5,622	5,756	5,715	5,615
Non-GAAP weighted-average shares used to compute net income per share - diluted	110,932	106,242	109,033	104,859

JFROG LTD.

reconciliation of gaap cash flow from operating activities to free cash flow

(in thousands; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net cash provided by operating activities	$32,593	$7,314	$74,155	$21,425
Less: purchases of property and equipment	(618)	(891)	(1,982)	(4,328)
Free cash flow	$31,975	$6,423	$72,173	$17,097